EXCHANGE AGREEMENT

EXCHANGE AGREEMENT, dated as of August 17, 2007 (this “Agreement”), between Advanced Communications Technologies, Inc. (the “Company”) and the stockholders identified on Schedule 1 hereto (each a “Stockholder” and, collectively, the “Stockholders”). The Company and each Stockholder may each be referred to herein as a “Party” or, collectively, as the “Parties.” Certain capitalized terms that are used but not otherwise defined in this Agreement are defined in Article IV.

WHEREAS, the Company is entering into a Stock Purchase Agreement (the “Purchase Agreement”) on the date hereof with ACT-DE, LLC (the “Investor”) whereby the Investor will purchase preferred stock of the Company to be designated as Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Shares”);

WHEREAS, the Investor’s purchase of the Series C Shares (the “Investor Transaction”) is conditioned upon the Company entering into the transactions set forth herein;

WHEREAS, the Stockholders hold all of the issued and outstanding shares of (i) Series A Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series A Preferred Stock”), (ii) Series A-1 Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series A-1 Preferred Stock”) and (iii) Series B Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series B Preferred Stock”, and collectively with the Series A Preferred Stock and the Series A-1 Preferred Stock, the “Transferred Shares”); and

WHEREAS, pursuant to the terms hereof, the Stockholders desire to exchange, in the manner set forth on Schedule 1, all of the Transferred Shares for 8,412.206667 shares (the “Series A-2 Shares”) of Series A-2 Convertible Preferred Stock of the Company, par value $0.01 per share, having the rights and privileges set forth in the certificate of designation attached as Exhibit A (the “Exchange Shares”).

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Parties agree as follows:

ARTICLE I
EXCHANGE AND OTHER TRANSACTIONS

1.1.  Exchange of Shares. Effective immediately upon the consummation of the Investor Transaction, and subject to all of the terms and conditions hereof, (i) each Stockholder hereby assigns and transfers to the Company, free and clear of any Liens, all of the Transferred Shares owned by such Stockholder as set forth on Schedule 1 hereto, and (ii) in exchange therefor, the Company hereby agrees to issue to each Stockholder, free and clear of any Liens, and each Stockholder hereby agrees to accept from the Company, the number of Exchange Shares set forth opposite such Stockholder’s name on Schedule 1 hereto. All such Transferred Shares are hereby cancelled and shall no longer be issued and outstanding shares of the Company.

1.2.  Consent. The Stockholder hereby (i) consents to the Investor Transaction, and (ii) waives any and all rights the Stockholder may have against the Company or the Investor with respect to the Investor Transaction or otherwise.

ARTICLE II
REPRESENTATIONS & WARRANTIES OF THE COMPANY

In order to induce the Stockholders to enter into this Agreement and to accept the Exchange Shares, the Company hereby represents and warrants to the Stockholders that as of the date hereof:

2.1.  Organization and Good Standing. The Company is duly organized and existing in good standing in its jurisdiction of incorporation and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary. The Company has the corporate power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

2.2.  Authorization. The execution, delivery and performance by the Company of this Agreement, and the issuance and exchange by the Company of the Exchange Shares hereunder, (a) is within the Company’s corporate power and authority, (b) has been duly authorized by all necessary corporate proceedings, (c) does not conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Company or any agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or the creation of any Lien upon any of the property, and (d) does not require any filing, consent or approval pursuant to the Charter or bylaws of the Company or any law or regulation (including, without limitation, any applicable environmental restrictive transfer law or regulation) or order, judgment, writ, injunction, license, permit, agreement or instrument.

2.3.  Enforceability. The execution and delivery by the Company of this Agreement, and the issuance and exchange by the Company of the Exchange Shares hereunder, will result in legally binding obligations of the Company, enforceable against the Company in accordance with the terms and provisions hereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and (b) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

2.4.  Capitalization. As of the Closing Date, and after giving effect to the Investor Transaction and the designation, exchange and issuance of the Exchange Shares, the authorized capital of the Company consists of (i) 5,000,000,000 shares of Common Stock, no par value per share (the “Common Stock”), of which 4,997,711,570 shares are issued and outstanding on the date hereof, (ii) 25,000 shares of Preferred Stock, $0.01 par value per share, of which (A) no shares of Preferred Stock designated as Series A Preferred Stock, $0.01 par value per share, are issued and outstanding on the date hereof, (B) no shares of Preferred Stock designated as Series A-1 Preferred Stock, $0.01 par value per share, are issued and outstanding on the date hereof, (C) no shares of Preferred Stock designated as Series B Preferred Stock, $0.01 par value per share, are issued and outstanding on the date hereof, (D) 8,412.206667 shares of Preferred Stock designated as Series A-2 Preferred Stock, $0.01 par value per share, are issued and outstanding on the date hereof, (E) 1,000 shares of Preferred Stock designated as Series C Preferred Stock, $0.01 par value per share, are issued and outstanding on the date hereof and (F) 1,000 shares of Preferred Stock designated as Series D Preferred Stock, $0.01 par value per share, are issued and outstanding on the date hereof. Except for this Agreement and as described in the accompanying Disclosure Statement (a) there are no outstanding or authorized subscriptions, warrants, options or other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any capital stock or any other security of the Company and (b) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

2.5 Holding Period for Exchange Shares. The Company agrees that, assuming (A) no change in facts and circumstances and no contrary law or any rule, regulation or instruction of or from the U.S. Securities and Exchange Commission (the “SEC”), (B) that the Stockholder is not, at any relevant time, an “affiliate” of the Company as defined in Securities Act Rule 144(a)(1), (C) the Stockholder’s holding period for the shares of Series A Preferred Stock as of the date of the exchange contemplated hereby, as determined pursuant to Securities Act Rule 144(d), is at least two years, and (D) that the Stockholder provides a written representation to the Company and its counsel that it is not an affiliate of the Company and has not been an affiliate of the Company during the preceding 3 months, as well as other representations customarily given in connection with the removal of restrictive legends under Rule 144(k), the Company will rely upon the opinion provided to it by Eckert Seamans Cherin & Mellott, LLC contemporaneous with consummation of the transactions contemplated hereby, that the holding period for the Series A-2 Shares issued to each Stockholder in exchange for such Stockholder’s Transferred Shares will include the holding period for such Transferred Shares, and that the Company may issue such Series A-2 Shares without restrictive legend. Based on such reliance, the Company will instruct its transfer agent to issue the Series A-2 shares without restrictive legend. Furthermore, assuming (i) no change in relevant facts and circumstances and no contrary law or rule, regulation or instruction of or from the SEC, (ii) that the Stockholder is not, at any relevant time, an “affiliate” of the Company as defined in Securities Act Rule 144(a)(1) and (iii) that the Stockholder provides a written representation at the time of such conversion that it is not an affiliate of the Company and has not been an affiliate within the preceding three month period, as well as other representations customarily given in connection with the removal of restrictive legends under Rule 144(k), the Company will rely on the opinion provided to it by Eckert Seamans Cherin & Mellott, LLC contemporaneous with consummation of the transactions contemplated hereby that no restrictive legend would be required on shares of the Company’s Common Stock, no par value (the “Common Stock”), issued upon conversion of those Series A-2 Shares previously issued to the Stockholders in exchange for their shares of Series A Preferred Stock.

2.6 Charter Amendment to Increase Authorized Common Stock. Promptly following the date hereof, the Company shall use all reasonable commercial efforts to cause the Articles of Incorporation of the Company to be amended in order to increase the authorized number of shares of Common Stock to an amount reasonably sufficient for the conversion of Series A-2 Preferred Stock into Common Stock at the Series A-2 Conversion Rate (as defined in the Certificate of Designations of the Series A-2 Preferred Stock), including the recommendation and submission of a proposal to the stockholders of the Company for the approval of such amendment.

ARTICLE III
REPRESENTATIONS & WARRANTIES OF THE STOCKHOLDER

As a material inducement for the Company to enter into this Agreement and consummate the transactions contemplated hereby, each Stockholder hereby represents, warrants and acknowledges to the Company on the date hereof as follows:

3.1.  Organization and Good Standing. In the case of a Stockholder that is not a natural Person, (i) such Stockholder is duly organized and existing in good standing in its jurisdiction of incorporation or formation, and (ii) such Stockholder has the corporate, limited liability company, or partnership power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

3.2.  Authorization. In the case of a Stockholder that is not a natural Person, the execution, delivery and performance by such Stockholder of this Agreement (a) is within such Stockholder’s corporate, limited liability company, or partnership power and authority, (b) has been duly authorized by all necessary corporate, limited liability company, or partnership or other proceedings, (c) does not conflict with or result in any breach of any provision of or the creation of any Lien upon any of the property of such Person, and (d) does not require any filing, consent or approval pursuant to the Charter or bylaws of such Person or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument. In the case of a Stockholder that is a natural Person, such Stockholder has the legal capacity to execute and deliver this Agreement, to perform his or her obligations under this Agreement, and to consummate the transactions to which he or she is a party.

3.3.  Enforceability. The execution and delivery by the Stockholder of this Agreement will result in legally binding obligations of the Stockholder, enforceable against such Stockholder in accordance with the terms and provisions hereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and (b) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

3.4.  Title to Shares. The Stockholder has, and upon the consummation of the transactions contemplated hereby, the Company will have, sole record and beneficial ownership of the number of shares of the Transferred Shares set forth opposite such Stockholder’s name on Schedule 1 hereto, free and clear of any Liens.

3.5.  Transferability. The Stockholder (i) understands that the Exchange Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, (ii) is aware that the Exchange Securities may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions thereunder are met, and (iii) acknowledges that any transfer of Exchange Shares (or any common stock issued upon the conversion thereof) shall be subject, shall be subject, at the Company’s discretion, to the Company’s receipt of an opinion of counsel, reasonably acceptable to the Company and its transfer agent in form and substance and as to the identity of such counsel, that such transfer may occur without registration under the Securities Act.

3.6.  Accredited Investor Status. The Stockholder is an “accredited investor” as such term is described on Exhibit B hereto and defined in Rule 501 under the Securities Act.

3.7.   Affiliate Status. The Stockholder is not an “Affiliate” of the Company and has not been an “Affiliate” of the Company at any time during the three months preceding the date hereof. As used in this Agreement “Affiliate” is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, and for the purpose of this definition control means the right or power to direct or substantially influence the business affairs or actions of the referent person, whether through the ownership of voting securities, contract rights or otherwise

3.8.  Information and Reliance.

(a)  The Stockholder acknowledges, agrees and confirms that (i) except as set forth in Article II of this Agreement, neither the Company nor any of its Affiliates, representatives or agents makes, or has made or given, any oral or written representations, warranties, certifications or opinions of any kind, express or implied, with respect to (A) the Company, any of its Affiliates or any of its or their business, financial condition, risks or prospects, (B) the Exchange Shares, (C) the accuracy or completeness of any information provided to the Stockholder related to the Company, its Affiliates, or the Exchange Shares or (D) any other matters relating to the Company, its Affiliates, or the Exchange Shares, (ii) in making its decision to accept the Exchange Shares, it has relied solely on (A) its own independent review, investigation and analysis of the business, financial condition, risks and prospects of the Company and its Affiliates and (B) the representations and warranties of the Company set forth in Article II of this Agreement, and (iii) it shall have no recourse against the Company or any of its Affiliates, representatives and agents with respect to any claims, damages or losses arising from or related to the Exchange Shares or its purchase thereof pursuant to this Agreement (other than in the case of a breach of the Company’s representations and warranties set forth in Article II of this Agreement). Except as set forth in Article II of this Agreement, the Stockholder, on behalf of itself and its Affiliates, representatives and agents, expressly disclaims any and all representations, warranties, certifications or opinions of any kind or nature expressed or implied (including, but not limited to, any relating to the business, financial condition, risks or prospects of the Company or any of its Affiliates).

(b)  The Stockholder acknowledges that the Company does not currently have a sufficient number of shares of authorized but unissued shares of its Common Stock for the conversion of the Transferred Shares into Common Stock and will not have a sufficient number of authorized but unissued shares of Common Stock for the Conversion of the Exchange Shares into Common Stock.

ARTICLE IV
RELEASE

4.1.  In exchange for the Exchange Shares, each Stockholder does hereby, on behalf of such Stockholder and such Stockholder’s agents, representatives, attorneys, assigns, heirs, executors and administrators (collectively, such Stockholder’s “Stockholder Parties”) RELEASE AND FOREVER DISCHARGE the Company and its Subsidiaries and their respective Affiliates, parents, joint ventures, officers, directors, shareholders, interest holders, members, managers, employees, consultants, representatives, successors and assigns, heirs, executors and administrators (collectively, the “Company Parties”) from all causes of action, suits, debts, claims and demands whatsoever known or unknown, at law, in equity or otherwise, which such Stockholder or any of its Stockholder Parties ever had, now has, or hereafter may have, arising from or relating in any way to such Stockholder’s status as a stockholder, investor, lender or debtor of the Company on or prior to the date hereof, any agreement between such Stockholder and the Company or any Affiliate of the Company entered into prior to the date hereof, the Stockholder’s purchase of any portion of the Company’s capital stock prior to the date hereof, any claims for reasonable attorneys’ fees and costs, and including, without limitation, any claims relating to fees, penalties, liquidated damages, and indemnification for losses, liabilities and expenses and any claims or rights under the Investment Agreement dated May 28, 2004, and the related Registration Rights Agreement, but not including such claims to payments and other rights provided to such Stockholder Party under this Agreement. The release contained in this Section 4.1 is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, or implied or express contract. Except as specifically provided herein, it is expressly understood and agreed that this release shall operate as a clear and unequivocal waiver by each Stockholder of any such claim whatsoever.

4.2.  Each Stockholder, on behalf of itself and its Stockholder Parties, agrees never to bring (or cause or permit to be brought) any action or proceeding against the Company or any other Company Party regarding the Stockholder’s status as stockholder, investor, lender or debtor of the Company on or prior to the date hereof, agreements with the Company or any Affiliate of the Company that relate to the Stockholder’s status as a stockholder, investor, lender or debtor of the Company entered into prior to the date hereof, or any claim released pursuant to Section 4.1. The Stockholder agrees that in the event that any claim, suit or action released pursuant to Section 4.1 shall be commenced by it or any of such Stockholder’s Stockholder Parties against the Company or any other Company Party, the release contained in Section 4.1 shall constitute a complete defense to any such claim, suit or action so instituted.

4.3.  Each Stockholder hereby covenants and agrees, on behalf of such Stockholder and its Stockholder Parties, that neither such Stockholder nor any of such Stockholder’s Stockholder Parties will encourage any Person to file a lawsuit, claim or complaint against the Company or any other Company Party relating to the claims released pursuant to Section 4.1. Each Stockholder hereby covenants and agrees, on behalf of such Stockholder and its Stockholder Parties, that neither such Stockholder nor any of its Stockholder Parties will assist any Person who files or has filed a lawsuit, claim, or complaint against the Company or any other Company Party relating to the claims released pursuant to Section 4.1 unless such Stockholder or any of its Stockholder Parties is required to render such assistance pursuant to a lawful subpoena or other legal obligation. If any Stockholder or any of such Stockholder’s Stockholder Parties is served with any such legal subpoena or becomes subject to any such legal obligation, such Stockholder shall provide prompt written notice to the Company thereof and enclose a copy of the subpoena and any other documents describing the legal obligation with such written notice.

4.4.  The Parties agree and acknowledge that the release of any asserted or unasserted claims against the Company and the other Company Parties pursuant to Section 4.1 are not and shall not be construed to be an admission of any violation of any Federal, state or local statute or regulation, or of any duty owed by the Company or any of the other Company Parties to the Stockholders.

4.5.  Each Stockholder acknowledges that there is a risk that after signing this Agreement it may discover losses or claims that are released under this Agreement, but that are presently unknown to it. Each Stockholder assumes this risk and understands that this release shall apply to any such losses and claims. Each Stockholder understands that this Agreement includes a full and final release covering all known and unknown, suspected or unsuspected injuries, debts, claims or damages which have arisen or may have arisen from any matters, acts, omissions or dealings released in Section 4.1 above. Each Stockholder acknowledges that by accepting the Exchange Shares and other benefits set forth in this Agreement, it assumes and waives the risk that the facts and the law may be other than as such Stockholder understands them to be.

4.6.  Each Stockholder certifies and acknowledges that such Stockholder:

(i)  has read the terms of this Agreement and the release provided hereunder, and that such Stockholder understands its terms and effects, including the fact that such Stockholder has agreed to RELEASE AND FOREVER DISCHARGE the Company and all other Company Parties from any legal action or other liability of any type related in any way to the matters released pursuant to Section 4.1;

(ii)  has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which such Stockholder acknowledges is adequate and satisfactory to such Stockholder; and

(iii)  has been and is hereby advised in writing to consult with an attorney prior to signing this Agreement.

ARTICLE V
DEFINITIONS

5.1.  Defined Terms. As used herein, the following terms have the following respective meanings:

Affiliate. Affiliate shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person and shall include (a) any Person who is a director or beneficial holder of at least 10% of the then outstanding capital stock (or partnership interests or other shares of beneficial interest) of such Person and Family Members of any such Person, (b) any Person of which such Person or an Affiliate (as defined in clause (a) above) of such Person directly or indirectly, either beneficially owns at least 10% of the then outstanding capital stock (or partnership interests or other shares of beneficial interest) or constitutes at least a 10% equity participant, (c) any Person of which an Affiliate (as defined in clause (a) above) of such Person is a partner, director, officer or executive employee, and (d) in the case of a specified Person who is an individual, Family Members of such Person.

Business Day. Business Day shall mean any day on which banking institutions in New York, New York are open for the transaction of banking business.

Charter. Charter shall include the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement, limited liability company operating agreement, or articles or other organizational document of any Person other than an individual, each as from time to time amended, restated or otherwise modified.

Commission. Commission shall mean the Securities and Exchange Commission.

Family Members. Family Members shall mean, with respect to any individual, any Related Person or Family Trust of such individual.

Family Trust. Family Trust shall mean, with respect to any individual, any trust created for the benefit of one or more of such individual’s Related Persons and controlled by such individual

Lien. Lien shall mean any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom.

Person. Person shall mean an individual, partnership, corporation, association, limited liability company, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

Related Persons. Related Persons shall mean, with respect to any individual, such individual’s parents, spouse, children and grandchildren.

Securities Act. Securities Act shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

5.2.  Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term	Section
Agreement	Preamble
Company	Preamble
Company Parties	4.1
Exchange Shares	Recitals
Investor	Recitals
Investor Transaction	Recitals
Party	Preamble
Purchase Agreement	Recitals
Series A Preferred Stock	Recitals
Series A-1 Preferred Stock	Recitals
Series A-2 Exchange Shares	Recitals
Series A-2 Shares	Recitals
Series B Preferred Stock	Recitals
Series C Shares	Recitals
Stockholder	Preamble
Stockholder Parties	4.1
Transferred Shares	Recitals

ARTICLE VI
CERTAIN COVENANTS

6.1.  Confidential Information. Any and all confidential or proprietary information disclosed or made available by the Company to each Stockholder in connection with or as a result of the negotiations leading to the execution of this Agreement, or in furtherance thereof, shall remain confidential and the property of the Company and shall not be disclosed by such Stockholder and its employees, advisors, and agents, except to the extent that such Party must disclose such information to comply with applicable law. Each Stockholder agrees not to divulge or disclose or use for its benefit or purposes any information with respect to the Company unless such information has already become public. The information intended to be protected hereby shall include, but not be limited to, financial information, customers, sales representatives, and anything else having an economic or pecuniary benefit to the Company.

6.2.  Further Assurances. Each Party hereto will cooperate with the other Parties hereto and execute such further instruments and documents as any Party shall reasonably request to carry out the transactions contemplated by this Agreement.

ARTICLE VII
GENERAL

7.1.  Term. This Agreement shall immediately expire if the Investor Transaction has not been consummated prior to the close of business on August 31, 2007.

7.2.  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one Business Day after deposit with a nationally recognized overnight courier; specifying next day delivery; with written verification of receipt. All communications are to be sent to the addresses set forth below:

If to any Stockholder, to such Stockholder’s address set forth on Schedule 1.

If to the Company, to:

Advanced Communications Technologies, Inc.
420 Lexington Avenue, Suite 2378
New York, NY 10170
Attention: Wayne I. Danson
Facsimile: 646.277.1666

with copies to:

Eckert Seamans Cherin & Mellott, LLC
Two Liberty Place
50 South 16th Street - 22nd Floor
Philadelphia, PA 19102
Attention: Gary Miller, Esq.
Facsimile: 215.851.8472

H.I.G. Capital, LLC
855 Boylston Street, 11th Floor
Boston, MA 02116
Attention: John Black and William Nolan
Facsimile: 267.207.2733

and

Bingham McCutchen LLP
399 Park Avenue
New York, New York 10022
Attention: Neil W. Townsend, Esq.
Fax: 212.752.5378

7.3.  Expenses. The Company shall pay all transfer and sales taxes payable in connection with the exchange of his, her or its Exchange Shares. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys’, accountants’ and outside advisers’ fees and disbursements, shall be borne by the Party incurring such expenses.

7.4.  Waivers; Amendments. (a)  No failure or delay by any Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or consent to any departure by any Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No provision of this Agreement may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by all of the Parties.

7.5.  Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

7.6.  Survival. All covenants, agreements, representations and warranties made by the Parties herein and in the other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement.

7.7.  Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

7.8.  Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

7.9.  Governing Law; Jurisdiction. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

(b)  Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7.10.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

7.11.  Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first above written.

ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

By: /s/ Wayne I. Danson
Name: Wayne I Danson

Title: President and Chief Executive Officer

YA GLOBAL INVESTMENTS, L.P.
f/k/a Cornell Capital Partners, L.P.

By: Yorkville Advisors, LLC, its Investment Manager

By:/s/ Troy Rillo
Name: Troy Rillo

Title: Senior Managing Director

/s/ Connie Benesch
Connie Benesch

/s/ Barry H. Liben
Barry H. Liben

/s/Mary Ellen Misiak-Viola
Mary Ellen Misiak-Viola

/s/ Camille Henry
Camille Henry

/s/Wayne I Danson
Wayne I Danson

/s/ John E Donahue
John E Donahue

/s/ Steven J Miller
Steven J Miller

/s/ Anthony Lee
Anthony Lee

/s/ Gerald Holland
Gerald Holland

/s/ Jeffrey Kwit KT Capital, L.P.
Managing Member

Schedule 1

Stockholders	Exchange Shares	Address	Transferred Shares

YA Global Investments, L.P.	4,908.87		2,040
Connie Benesch	519.44		187
Barry H. Liben	905.56		326
Mary Ellen Misiak-Viola	1,247.78		449.2
Camille Henry	11.11		4
Wayne I Danson	104.17		50
John E Donahue	156.25		75
Steven J Miller	312.50		150
Anthony Lee	31.25		15
Gerald Holland	104.17		50
KT Capital, L.P.	111.11		40

Exhibit A

See attached

CERTIFICATE OF DESIGNATION OF THE SERIES A-2 PREFERRED STOCK
(PAR VALUE $0.01 PER SHARE)

OF

ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

The undersigned, a duly authorized officer of Advanced Communications Technologies, Inc., a Florida corporation (the “Company”), in accordance with the provisions of Section 607.0602 of the Florida Business Corporation Act, does hereby certify that the following resolution was duly adopted by the Board of Directors by unanimous written consent pursuant to Section 607.0821 of the Florida Business Corporation Act on August 16, 2007:

RESOLVED, that the Board has determined that it is in the best interests of the Company to provide for the designation and issuance of Series A-2 Convertible Preferred Stock, par value of $0.01 per share (the “Series A-2 Preferred Stock”), to consist of up to 8,413 shares, and hereby fixes the powers, designations, preferences and relative other special rights of the shares of such Series A-2 Preferred Stock as follows:

SECTION 1
DESIGNATION AND RANK

1.1  Designation. This resolution shall provide for a series of preferred stock, the designation of which shall be “Series A-2 Convertible Preferred Stock”, par value $0.01 per share. The number of authorized shares constituting the Series A-2 Preferred Stock is 8,413.

1.2  Rank. With respect to the distribution of the assets of the Company upon Liquidation (as defined below), the Series A-2 Preferred Stock shall be (i) junior and subordinate to the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”) and to any other series of preferred stock designated by the Board of Directors after the date hereof as senior to the Series A-2 Preferred Stock(collectively, the “Senior Stock”), and (ii) pari passu with the common stock of the Company, par value $0.01 per share (the “Common Stock”).

SECTION 2
DIVIDEND RIGHTS

2.1  So long as any shares of Series A-2 Preferred Stock remain outstanding, no dividend or distribution whatsoever (other than distributions in connection with a Liquidation as set forth below) shall be paid or declared in respect of the Common Stock unless and until each of the then outstanding shares of Series A-2 Preferred Stock has been paid aggregate dividends equal to $1.00 per share. In the event that the Company thereafter pays or declares any dividend on the Common Stock, then the holders of Series A-2 Preferred Stock shall be entitled to receive, on a pari passu basis with the holders of Common Stock, dividends as if such holders’ Series A-2 Preferred Stock were converted into to Common Stock at the Series A-2 Conversion Rate (as defined below) immediately prior to the declaration of such dividend (assuming for these purposes that the number of authorized shares of Common Stock had been increased to an amount sufficient for the conversion of the Series A-2 Preferred Stock).

SECTION 3
LIQUIDATION RIGHTS

3.1  Liquidation Preference.

(a)  Upon any Liquidation (as defined below), subject to the rights of the Senior Stock, the holders of Series A-2 Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, on a pari passu basis with the holders of Common Stock, an amount per share of Series A-2 Preferred Stock equal to the Assumed Conversion Amount. Thereafter, no further distributions shall be made to the holders of Series A-2 Preferred Stock in respect of such shares.

(b)  For purposes hereof:

(i)  “Liquidation” means (A) a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (B) a consolidation or merger of the Company with or into any other person(s), entity or entities in which less than a majority of the outstanding voting power of the surviving person(s), entity or entities is held by persons or entities who were stockholders of the Company prior to such event or (C) a sale or other disposition (whether in a single transaction or a series of related transactions) of substantially all of the assets of the Company.

(ii)  “Assumed Conversion Amount” means the total amount of proceeds that would be payable to the holder of a share of Series A-2 Preferred Stock on a Liquidation if immediately prior to such Liquidation each outstanding share of Series A-2 Preferred Stock were converted into a number of shares of Common Stock at the then current Series A-2 Conversion Rate (assuming for these purposes that the number of authorized shares of Common Stock has been increased to an amount sufficient for the conversion of the Series A-2 Preferred Stock).

SECTION 4
CONVERSION

4.1  Charter Amendment. Promptly following the date hereof, the Company shall use all reasonable commercial efforts to cause the Articles of Incorporation of the Company (the “Charter Amendment”) to be amended in order to increase the authorized number of shares of Common Stock to an amount reasonably sufficient for the conversion of Series A-2 Preferred Stock into Common Stock at the Series A-2 Conversion Rate (as defined below), including the recommendation and submission of a proposal to the stockholders of the Company for the approval of such amendment.

4.2  Automatic Conversion. Immediately upon the approval of the Charter Amendment and the effective filing thereof with the Florida Department of State, each share of Series A-2 Preferred Stock shall be automatically converted into 1,000,000 shares of Common (the “Series A-2 Conversion Rate”) without any further action on the part of the Company or the holder thereof.

4.3  General.

(a)  Adjustments. The Series A-2 Conversion Rate as described in Section 4.2 above shall be adjusted from time to time in the event of any stock split involving the Common Stock, reclassification of the Common Stock or recapitalization involving Common Stock. The holders of the Series A-2 Preferred Stock shall thereafter be entitled to receive, and (if applicable) provision shall be made therefor in any agreement or other instrument relating to such stock split, reclassification or recapitalization, upon conversion of the Series A-2 Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holders of Series A-2 Preferred Stock would have been entitled if they had held the number of shares of Common Stock into which the Series A-2 Preferred Stock was convertible immediately prior to such reclassification or recapitalization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A-2 Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, in the reasonable discretion of the Board, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series A-2 Preferred Stock. An adjustment made pursuant to this subparagraph shall become effective at the time at which such stock split, reclassification or recapitalization becomes effective.

(b)  Procedures for Conversion. The holder of any shares of Series A-2 Preferred Stock shall, upon any conversion of such Series A-2 Preferred Stock in accordance with this Section 4, surrender certificates representing the Series A-2 Preferred Stock to the Company, at its principal office, and specify the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such holder shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock to which the holder of the Series A-2 Preferred Stock so converted shall be entitled. Upon the automatic conversion of shares of Series A-2 Preferred Stock pursuant to Section 4.2 above, such shares shall cease to constitute shares of Series A-2 Preferred Stock and shall represent only a right to receive shares of Common Stock into which they have been converted.

SECTION 5
VOTING RIGHTS

5.1  Series A-2 Voting Rights. The holder of each share of Series A-2 Preferred Stock will be entitled to vote on all matters submitted to the stockholders of the Company. Each share of Series A-2 Preferred Stock will entitle the holder thereof to such number of votes per share equal to the Series A-2 Conversion Rate as of the record date of such vote (determined assuming that the Charter Amendment has been duly approved and effectively filed). Except as otherwise provided herein or as required by applicable law, the holders of shares of Series A-2 Preferred Stock shall have the right to vote together with the holders of Common Stock and other shares of the Company's common and preferred stock that, by their terms, vote with the Common Stock, as a single class, and not by separate class or series, on all matters submitted to a vote or consent of shareholders. The Series A-2 Preferred Stock shall have no right to vote as a separate class except as required by, and cannot be waived under, the Florida Business Corporation Act.

SECTION 6
MISCELLANEOUS

6.1  Headings of Subdivisions. The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

6.2  Severability of Provisions. If any right, preference or limitation of the Series A-2 Preferred Stock set forth herein (as this resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended), which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed, under penalties of perjury, by Wayne Danson, its President.

Dated: August 16, 2007	ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
By: ____________________________________

Exhibit B

An "accredited investor" generally is defined under Regulation D as any person or entity that, at the time of purchase of the Shares is:

(1)
a bank or savings and loan association or other institution; a broker or dealer; an insurance company; and investment company registered under the Investment Company Act of 1940 or a business development company; a Small Business Investment Company licensed by the United States Small Business Administration; a plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivision for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Securities Act of 1974, as amended, if the investment decision is made by a plan fiduciary that is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors;

(2)	a private business development company;

(3)
an organization described in Section 501(c)(3) of the Internal Revenue Service Code, a corporation, or a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)	a director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;

(5)
a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000. Net worth includes personal assets such as homes, vehicles, etc.;

(6)
a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years, and who has a reasonable expectation of reaching the same income level in the current year;

(7)	Any trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person; and

(8)	an entity (e.g. a corporation or LLC) in which all of the equity owners are accredited investors.

For a precise legal description of the term "accredited investor," prospective Stockholders should refer to Rule 501 of Regulation D.